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Exhibit 99.2

Please See Reverse Side for Three Easy Ways to Vote
TO AUTHORIZE A PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

Hanover Capital Mortgage Holdings, Inc.

This proxy is solicited on behalf of the Board of Directors
for the Special Meeting of Stockholders to be held on [                        ], 2009.

P R O X Y	The undersigned stockholder of Hanover Capital Mortgage Holdings, Inc. (the "Company") hereby appoints John A. Burchett and Irma N. Tavares, and each of them, with full powers of substitution in each of them, to attend the Special Meeting of Stockholders (the "Special Meeting") to be held at [ ], Eastern Time, on [ ], 2009, or at any adjournment or postponement thereof, to cast on behalf of the undersigned all of the votes that the undersigned is entitled to cast at the Special Meeting and to otherwise represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby revokes all proxies heretofore given with respect to the Special Meeting.

This proxy will be voted in the manner directed herein by the undersigned. Unless otherwise specified, this proxy will be voted "FOR" the proposals listed in Items 1, 2, 3, 4, 5 and 6. The votes entitled to be cast by the undersigned will be cast in the discretion of the named proxies on any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof.
(Important—To be signed and dated on reverse side)

THREE WAYS TO AUTHORIZE YOUR PROXY

You may use your telephone or Internet to authorize and instruct the named proxies to cast all of the votes you are entitled to cast in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of authorizing your proxy, 24 hours a day, 7 days a week.

TELEPHONE AUTHORIZATION	INTERNET AUTHORIZATION	AUTHORIZATION BY MAIL
This method of authorizing your proxy is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE [000-000-0000], 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your proxy will be confirmed and your vote will be cast as you have directed. Available 24 hours a day, 7 days a week until [ ] Eastern Time on , [ ], 2009.	Visit the Internet Web site at [http://]. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until [ ] Eastern Time on , [ ], 2009.	Simply sign and date your proxy card and return it in the postage-paid envelope to [ ]. If you are authorizing your proxy by telephone or the Internet, please do not mail your proxy card.

☒	Using a black ink pen, mark your proxy as shown in this example. Please do not write outside of the designated areas.

V  DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
ONLY IF YOU ARE AUTHORIZING YOUR PROXY BY MAIL  V

Special Meeting Proxy Card

        The Board of Directors unanimously recommends that you vote "FOR" the proposals listed in Items 1, 2, 3, 4, 5 and 6.

1.	To approve the Amended and Restated Agreement and Plan of Merger, dated as of October 28, 2008, among the Company, Walter Industries, Inc. and JWH Holding Company, LLC ("JWH") and the merger of JWH into the Company and the other transactions contemplated by the merger agreement, including the issuance of common stock of the surviving corporation in connection with the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To approve the amendment and restatement of the Company's charter.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve the issuance of the Company's common stock pursuant to the exchange agreement, dated as of September 30, 2008, with Amster Trading Company and Ramat Securities, Ltd.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To approve an amendment to the Company's 1999 Equity Incentive Plan to increase the total number of shares of the Company's common stock that may be issued thereunder from 550,710 to 3,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	To approve the 2009 Long-Term Equity Incentive Plan of the Company.	FOR ☐	AGAINST ☐	ABSTAIN ☐
6.	Any motion properly brought before the Special Meeting to adjourn the Special Meeting to a later date or dates to solicit additional proxies in favor of any or all of the foregoing proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus for the Special Meeting dated [ ], 2008, the terms of which are incorporated by reference herein.
Signature
Signature
Title
Date

Please sign exactly as name appears below. If shares are held jointly, each holder must sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

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  Exhibit 99.2